Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-231910, 333-248656 and 333-238585) and Forms S-8 (Nos. 333-225196 and 333-237589) of Kiniksa Pharmaceuticals, Ltd. of our report dated February 25, 2021 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

February 25, 2021